Exhibit 99.3

DARBY BANK AND TRUST COMPANY

BALANCE SHEETS

(UNAUDITED)

(Dollars in Thousands)

Assets	September 30, 2010	December 31, 2009

Cash and due from banks	$9,080	$33,592
Interest-bearing deposits in banks	86,130	143,133
Federal funds sold	—	—
Securities available for sale, at fair value	104,592	108,804
Other investments	4,203	4,203
Loans, net of unearned income	398,815	501,823
Less allowance for loan losses	12,604	17,499

Loans, net	386,211	484,324

Premises and equipment, net	10,136	11,687
Other real estate owned	42,190	20,559
Other assets	12,172	21,759

	$654,714	$828,061

Liabilities and Stockholders’ Equity

Deposits
Noninterest-bearing	$41,077	$44,286
Interest-bearing	546,549	674,409

Total deposits	587,626	718,695
Securities sold under agreements to repurchase	10,100	10,100
Other borrowings	42,000	62,000
Other liabilities	5,968	6,362

Total liabilities	645,694	797,157

Stockholders’ equity
Common stock, par value $1; 500,000 shares authorized and issued	500	500
Capital surplus	19,486	19,486
Retained earnings	(11,923)	10,923
Accumulated other comprehensive income, net of tax	957	(5)

Total stockholders’ equity	9,020	30,904

	$654,714	$828,061

See Notes to Financial Statements.

DARBY BANK AND TRUST COMPANY

STATEMENT OF OPERATIONS

(UNAUDITED)

(Dollars in Thousands)

	Nine Months Ended September 30,
	2010	2009
Interest income
Interest and fees on loans	$17,830	$24,725
Interest on securities	3,036	3,619
Interest on deposits in other banks	553	420
Other interest	254	442

	21,673	29,206

Interest expense
Interest on deposits	13,029	14,502
Interest on other borrowings	2,059	2,281

	15,088	16,783

Net interest income	6,585	12,423
Provision for loan losses	12,967	27,545

Net interest income (loss) after provision for loan losses	(6,382)	(15,122)

Other income
Service charges on deposit accounts	1,404	1,651
Other service charges, commissions and fees	460	468
Gain on sales of securities	3,514	1,587
Loss on sale of foreclosed real estate	(6,462)	(1,561)
Other	621	759

	(463)	2,904

Other expenses
Salaries and employee benefits	6,160	6,627
Occupancy and equipment expense	2,164	2,544
Professional fees	1,634	829
FDIC deposit insurance assessments	2,755	1,045
Other real estate owned related expenses	1,339	800
Other operating expenses	2,127	2,563

	16,179	14,408

Loss before income taxes	(23,024)	(26,626)

Applicable income tax benefit	(178)	(10,108)

Net loss	$(22,846)	$(16,518)

See Notes to Financial Statements.

DARBY BANK AND TRUST COMPANY

STATEMENTS OF STOCKHOLDERS’ EQUITY

NINE MONTHS ENDED SEPTEMBER 30, 2010

(UNAUDITED)

(Dollars in Thousands)

	Common Stock	Capital Surplus	Retained Earnings	Accumulated Other Comprehensive Income	Total Stockholders’ Equity

Balance at December 31, 2009	$500	19,486	10,923	(5)	30,904

Comprehensive loss:
Net loss			(22,846)		(22,846)
Net change in unrealized loss on securities				962	962

Comprehensive loss					(21,884)

Balance at September 30, 2010	$500	19,486	(11,923)	957	9,020

See Notes to Financial Statements.

DARBY BANK AND TRUST COMPANY

STATEMENTS OF CASH FLOWS

(UNAUDITED)

(Dollars in Thousands)

	Nine Months Ended September 30,
	2010	2009
OPERATING ACTIVITIES
Net loss	$(22,846)	$(16,518)
Adjustments to reconcile net (loss)/income to net cash provided by operating activities:
Depreciation and amortization	1,022	1,254
Net gain on securities available for sale	(3,514)	(1,587)
Net gain on sale or disposal of premises and equipment	(105)	(3)
Net loss on sale of other real estate owned	6,462	1,561
Provision for loan losses	12,967	27,545
Increase (decrease) in net taxes payable and deferred taxes	8,857	(10,143)
Decrease in interest receivable	222	1,018
Increase/(decrease) in interest payable	(225)	1,346
Net other operating activities	(171)	(3,380)
Total adjustments	25,515	17,611

Net cash provided by operating activities	2,669	1,093
INVESTING ACTIVITIES
(Increase)/decrease in interest-bearing deposits in banks	57,003	(171,268)
Decrease in federals funds sold	—	1,326
Purchases of investment securities	(100,675)	(85,701)
Proceeds from sales and maturities of securities	109,873	86,078
Increase in restricted equity securities, net	—	(58)
Decrease in loans, net	53,183	47,266
Purchase of premises and equipment	(47)	(83)
Proceeds from sale of premises and equipment	17	22
Proceeds from sale of other real estate owned	4,534	2,595
Net cash provided by (used in) investing activities	123,888	(119,823)
FINANCING ACTIVITIES
Increase/(decrease) in deposits	(131,069)	136,091
Proceeds from capital injection from holding company	—	2,000
Repayment of other borrowings and debentures	(20,000)	—
Net cash provided by (used in) financing activities	(151,069)	138,091
Net increase (decrease) in cash and due from banks	(24,512)	19,361
Cash and due from banks at beginning of period	33,592	9,110
Cash and due from banks at end of period	$9,080	$28,471

See Notes to Financial Statements.

DARBY BANK AND TRUST COMPANY

NOTES TO THE FINANCIAL STATEMENTS

(UNAUDITED)

Note 1 – General

The financial statements in this report have been prepared in accordance with the standards of Generally Accepted Accounting Principles, and have not been audited. These financial statements do not include all of the information and footnotes required by U.S. generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments necessary to present fairly the financial position and results of operations for the interim periods have been made. All such adjustments are of a normal recurring nature. The results of operations for interim periods are not necessarily indicative of the results of operations which Darby Bank and Trust Company (the “Bank”) may achieve for future interim periods or for an entire year.

Note 2 – Cash and Cash Flows

Cash on hand, cash items in process of collection, amounts due from banks, and federal funds sold are included in cash and cash equivalents. The following supplemental cash flow information addresses certain cash payments and noncash transactions for the nine months ended September 30, 2010 and 2009, respectively:

	Nine Months Ended September 30,
	2010	2009
Supplemental information on cash payments:
Interest Paid	$15,313	$15,437

Supplemental information on noncash transactions:
Transfers of loans to other real estate owned and repossessions	31,963	5,994

Note 3 – Comprehensive Loss

The primary component of the difference between net loss and comprehensive loss for the Bank is the change in fair value on available-for-sale securities. Total comprehensive loss for the nine months ended September 30, 2010 and 2009, respectively as follows:

	Nine Months Ended September 30,
	2010	2009

Net loss	$(22,846)	$(16,518)
Change in fair value of securities available-for-sale, net of tax	962	1,081

Comprehensive loss, net of tax	$(21,884)	$15,437

DARBY BANK AND TRUST COMPANY

NOTES TO THE FINANCIAL STATEMENTS

(UNAUDITED)

Note 4 – Accounting Estimates

In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the statement of condition and revenues and expenses for the period. Actual results could differ significantly from those estimates. Material estimates that are particularly susceptible to significant change in the near-term relate to the determination of the allowance for loan losses and the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans.

A substantial portion of the Bank’s loans are secured by real estate in Georgia and Florida. Accordingly, the ultimate collectability of a substantial portion of the Bank’s loan portfolio is susceptible to changes in market conditions in that area. Management believes the allowance for losses on loans is adequate. While management uses available information to recognize losses on loans, future additions to the allowance may be necessary based on changes in economic conditions.

Note 5 – Fair Value Measurement

Effective January 1, 2008, the Bank adopted “Fair Value Measurements” which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements has been applied prospectively as of the beginning of the period and defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, and also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value:

Level 1 - Quoted prices (unadjusted) in active markets that are accessible at the measurement date for identical assets or liabilities. The fair value hierarchy gives the highest priority to Level 1 inputs.

Level 2 - Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in active markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 - Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

DARBY BANK AND TRUST COMPANY

NOTES TO THE FINANCIAL STATEMENTS

(UNAUDITED)

Note 5 – Fair Value Measurement (Continued)

In determining fair value, the Bank utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible, as well as considers counterparty credit risk in its assessment of fair value. The following table presents the fair value hierarchy of financial assets and financial liabilities measured at fair value as of September 30, 2010:

	Fair Value Measurements At September 30, 2010 Using
	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total Carrying Value in the Consolidated Balance Sheet
	(Dollars in Thousands)
Securities available for sale	$	$104,592	$	$104,592

Total recurring assets at fair value	$	$104,592	$	$104,592

Following is a description of the valuation methodologies used for instruments measured at fair value on a recurring basis and recognized in the accompanying balance sheet, as well as the general classifications of such instruments pursuant to the valuation hierarchy.

Securities Available For Sale: The fair value of securities available for sale is determined by various valuation methodologies. Where quoted market prices are available in an active market, securities are classified within Level 1 of the valuation hierarchy. If quoted market prices are not available, then fair values are estimated by using pricing models, quoted prices of securities with similar characteristics, or discounted cash flows. Level 2 securities include certain U.S. agency bonds, collateralized mortgage and debt obligations, and certain municipal securities. In certain cases where Level 1 or Level 2 inputs are not available, securities are classified within Level 3 of the hierarchy and include certain residual municipal securities and other less liquid securities. Fair value of securities is based on available quoted market prices.

Impaired Loans: The fair value of impaired loans is estimated based on discounted contractual cash flows or underlying collateral values, where applicable. A loan is determined to be impaired if the Company believes it is probable that all principal and interest amounts due according to the terms of the note will not be collected as scheduled. The fair value of impaired loans is determined in accordance with “Accounting by Creditors for Impairment of a Loan” and generally results in a specific reserve established through a charge to the provision for loan losses. Losses on impaired loans are charged to the allowance when management believes the uncollectability of a loan is confirmed. Certain assets are measured at fair value on a non-recurring basis and therefore are not included in the table above. Management has determined that the majority of impaired loans are Level 2 assets due to the extensive use of market appraisals. To the extent that market appraisals or other methods do not produce reliable determinations of fair value, these assets are deemed to be Level 3.